Exhibit 99.1
ILLUMINA REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2007
Revenue Increases 82% Over Prior Year and 15% Sequentially
SAN DIEGO, October 23, 2007 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of 2007.
For the third quarter of 2007, Illumina reported revenue of $97.5 million, an 82% increase over the $53.5 million reported in the third quarter of 2006 and a 15% increase over revenue of $84.5 million in the second quarter of 2007. This represents the Company’s 25th consecutive quarter of revenue growth. The Company reported third quarter net income of $14.5 million, or $0.24 per diluted share, compared to net income of $16.2 million, or $0.32 per diluted share in the comparable period of 2006. Net income for the third quarter includes non-cash charges of $0.7 million associated with the January 26, 2007 acquisition of Solexa, and $8.7 million in non-cash stock compensation expense associated with SFAS No. 123R. Excluding the impact of these items and net of pro forma tax expense, Illumina’s net income on a non-GAAP basis was $19.9 million, or $0.34 per diluted share, for the third quarter of 2007, compared to $19.9 million, or $0.39 per diluted share for the third quarter of 2006.
The combined gross margin for products and services in the third quarter of 2007 was 61.9%, compared to 69.3% in the comparable period of 2006. Excluding the effect of the non-cash charges associated with the acquisition of Solexa and stock compensation mentioned above, the non-GAAP combined gross margin of products and services was 63.1% for the third quarter of 2007, compared to 70.1% in the prior year period. The year-over-year decrease in gross margin was primarily attributable to a change in product mix.

Research and development (R&D) expenses for the third quarter of 2007 were $19.8 million, compared to $7.7 million in the third quarter of 2006. R&D expenses include $2.6 million and $1.0 million in non-cash stock compensation expense in the third quarter of 2007 and 2006, respectively. Excluding these non-cash charges, R&D expenses as a percentage of revenues were 17.6%, compared to 12.7% in the prior year period.
Selling, general and administrative (SG&A) expenses for the quarter were $24.3 million, compared to $14.1 million for the third quarter of 2006. SG&A expenses include $4.9 million and $2.4 million of non-cash stock compensation expense in the third quarter of 2007 and 2006, respectively. Excluding these non-cash charges, SG&A expenses as a percentage of revenues were 19.9%, compared to 21.9% in the prior year period.
The Company generated $5.3 million in cash from operations during the third quarter of 2007, compared to $13.0 million in the comparable quarter of 2006. The decline in cash from operations was primarily attributable to an increase in accounts receivable. Depreciation and amortization was $3.4 million and capital expenditures were $5.3 million during the quarter. The Company ended the quarter with $352.9 million in cash and short-term investments, compared to $343.3 million as of July 1, 2007.
Highlights since our last earnings release:
•	Announced a multi-million dollar collaboration with the University of Virginia and the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK) to process more than 6,500 samples for researchers of the Type I Diabetes Genetics Consortium (T1DGC) via the Company’s FastTrack Genotyping Services.

•	Signed a service agreement with Cancer Research UK to genotype over 15,500 samples to uncover factors linked to the development of lung and ovarian cancer.

•	Announced that the Company has shipped over 100 Genome Analyzers since the product’s inception.

•	Introduced the Infinium HumanHap550-Duo BeadChip, the Company’s fourth multi-sample DNA Analysis solution for genome-wide association (GWA) studies.

•	Kevin Harley joined the Company as Vice President of Human Resources; Richard Shen was promoted to Vice President of Assay Biochemistry and Reagent Manufacturing; Tim Orpin joined the Company as General Manager of Asia Pacific and Japan; and Arthur Holden resigned from the Company to become the CEO of the Severe Adverse Events Consortium.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes the effect of non-cash stock compensation expense and non-cash charges related to the acquisition of Solexa, Inc. (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
Guidance for Fourth Quarter and Fiscal 2007
•	We expect fourth quarter revenue to be between $100 and $104 million, which implies full year revenue between $354 and $358 million. The full year figures represent an increase of $16 million above the mid-point of our previous guidance that we provided on July 24, 2007.

•	Research and development expenses are expected to be between $64 and $66 million for the full year, equal to the mid-point of our previous guidance.

•	Selling, general and administrative expenses are expected to be between $79 and $81 million for the full year, at the mid-point of our previous guidance.

•	We expect the effective tax rate for the calculation of non-GAAP financial measures to be approximately 32% for the full year.

•	We expect fourth quarter non-GAAP net income to be between $19 and $21 million, or $0.32 to $0.35 per diluted share, assuming fully diluted weighted-average shares of 60 million. This implies full year net income of $69 to $71 million, $7 million over the mid-point of our previous guidance and $1.17 to $1.20 per diluted share, assuming fully diluted weighted-average shares of 60 million.

•	We expect non-cash stock compensation expense related to SFAS No. 123R to be approximately $33 million for the full year on a pre-tax basis, or approximately $0.42 per diluted share on a pro-forma tax adjusted basis.
Quarterly Conference Call Information
Our conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on October 23, 2007. Interested parties may listen to the call by dialing 866.831.6291 (passcode: 80284720), or if outside North America, by dialing +1.617.213.8860 (passcode: 80284720). Individuals may access the live webcast under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.
A replay of the conference call will be available from 4:00 pm Pacific Time (7:00 pm Eastern Time) on October 23, 2007 through October 30, 2007 by dialing 888.286.8010, or if outside North America, by dialing +1.617.601.6888 (passcode: 13961533).
About Illumina
Illumina is a leading developer, manufacturer and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.

Statement Regarding Use of Non-GAAP Financial Measures
The Company has reported non-GAAP results for diluted net income per share, net income, gross margins and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense and its acquisition of Solexa, Inc. in January 2007. Management believes that presentation of operating results that exclude these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the costs and outcome of Illumina’s litigation with Affymetrix and our ability (i) to integrate effectively our recent acquisition of Solexa, Inc., (ii) to develop and commercialize further our BeadArrayTM, VeraCode TM and Solexa® technologies and to deploy new gene expression and genotyping products and applications for our technology platforms, (iii) to manufacture robust micro arrays and Oligator® oligonucleotides, (iv) to integrate and scale our VeraCode technology, (v) to scale further oligo synthesis output and technology to satisfy market demand derived from our collaboration with Invitrogen, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.
# # #

Contact:	Peter J. Fromen
Sr. Director, Investor Relations
1.858.202.4507
pfromen@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2007	December 31, 2006(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,107	$38,386
Short-term investments	288,745	92,418
Accounts receivable, net	79,886	39,984
Inventory, net	45,245	20,169
Prepaid expenses and other current assets	8,948	2,769

Total current assets	486,931	193,726

Property and equipment, net	39,330	25,634
Investment in Solexa	—	67,784
Goodwill	249,227	2,125
Acquired intangible assets, net	22,633	—
Other assets, net	12,088	11,315

Total assets	$810,209	$300,584

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$22,497	$9,853
Accrued liabilities and current portion of long-term debt	56,524	23,923

Total current liabilities	79,021	33,776

Long-term debt	400,000	—
Other long-term liabilities	9,930	19,466
Stockholders’ equity	321,258	247,342

Total liabilities and stockholders’ equity	$810,209	$300,584

(1)	The condensed consolidated balance sheet as of December 31, 2006 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September	October 1,	September	October 1,
	30, 2007	2006	30, 2007	2006
Revenue:
Product	$90,021	$46,918	$225,583	$106,582
Service and other	7,364	6,441	28,211	16,503
Research	125	113	400	1,066

Total revenue	97,510	53,472	254,194	124,151

Costs and expenses:
Cost of revenue (including non-cash stock compensation expense of $1,119, $417, $3,098 and $1,017, respectively)	37,078	16,356	92,339	39,225
Research and development (including non-cash stock compensation expense of $2,607, $955, $7,035 and $2,790, respectively)	19,753	7,744	53,893	24,547
Selling, general and administrative (including non-cash stock compensation expense of $4,942, $2,383, $13,998 and $6,405, respectively)	24,307	14,118	71,237	39,143
Amortization of acquired intangible assets	662	—	1,767	—

Acquired in-process research and development	—	—	303,400	—

Total costs and expenses	81,800	38,218	522,636	102,915

Income (loss) from operations	15,710	15,254	(268,442)	21,236

Interest and other income, net	3,978	1,996	9,043	3,420

Income (loss) before income taxes	19,688	17,250	(259,399)	24,656

Provision for income taxes	5,185	1,088	14,912	1,830

Net income (loss)	$14,503	$16,162	$(274,311)	$22,826

Net income (loss) per basic share	$0.27	$0.35	$(5.09)	$0.52

Net income (loss) per diluted share	0.24	0.32	(5.09)	0.48

Shares used in calculating basic net income (loss) per share	54,318	46,293	53,847	43,766

Shares used in calculating diluted net income (loss) per share	59,395	50,579	53,847	48,004

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September	October 1,	September	October 1,
	30, 2007	2006	30, 2007	2006

Net cash provided by operating activities	$5,316	$12,956	$44,441	$30,219

Net cash used in investing activities	(32,144)	(125,637)	(136,068)	(142,366)

Net cash provided by financing activities	10,433	4,478	117,848	105,508

Effect of foreign currency translation on cash and cash equivalents	(615)	119	(500)	(17)

Increase (decrease) in cash and cash equivalents	(17,010)	(108,084)	25,721	(6,656)

Cash and cash equivalents, beginning of period	81,117	152,250	38,386	50,822

Cash and cash equivalents, end of period	$64,107	$44,166	$64,107	$44,166

Calculation of Free Cash Flow (a):

Net cash provided by operating activities	$5,316	$12,956	$44,441	$30,219

Purchases of property and equipment	(5,332)	(4,328)	(15,257)	(13,477)
Cash paid for intangible assets	(85)	—	(85)	(15)

Free cash flow	$(101)	$8,628	$29,099	$16,727

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment and cash paid for intangible assets. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare the Company with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(Unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP
NET INCOME (LOSS) PER SHARE IS AS FOLLOWS:

	Three Months Ended		Nine Months Ended
	September	October 1,	September	October 1,
	30, 2007	2006	30, 2007	2006
GAAP net income (loss) per share — diluted	$0.24	$0.32	$(5.09)	$0.48

Pro forma impact on weighted average shares	—	—	0.40	—

Adjustment to net income (loss), as detailed below	0.10	0.07	5.54	0.21

Non-GAAP net income per share — diluted (a)	$0.34	$0.39	$0.85	$0.69

Shares used in calculating non-GAAP diluted net income per share	59,395	50,579	58,492	48,004

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP
NET INCOME (LOSS) IS AS FOLLOWS:

GAAP net income (loss)	$14,503	$16,162	$(274,311)	$22,826

Non-cash stock compensation expense	8,668	3,755	24,131	10,212

Amortization of acquired intangible assets	662	—	1,767	—

Amortization of inventory revaluation costs	—	—	942	—

Acquired in-process research and development	—	—	303,400	—

Pro forma tax expense (b)	(3,931)	—	(6,460)	—

Non-GAAP net income (a)	$19,902	$19,917	$49,469	$33,038

(a)	Non-GAAP diluted net income per share and net income excludes the effect of non-cash stock compensation expense, as well as the amortization of acquired intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and acquired in-process research and development expense related to the Company’s acquisition of Solexa, Inc. in January 2007. Management regards non-GAAP net income and non-GAAP diluted net income per share as key indicators of the Company’s core operating performance and are major factors in determining management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(b)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as amortization of acquired intangible assets and inventory revaluation costs, acquired in-process research and development expense are deducted for GAAP purposes but excluded for pro forma purposes. In addition, GAAP net income (loss) for the three and nine months ended September 30, 2007 includes non-cash stock compensation expense, which is deducted for GAAP purposes but excluded for pro forma purposes. This deduction produces a GAAP-only tax benefit, which is added back for pro forma presentation.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(Unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-
GAAP GROSS MARGIN IS AS FOLLOWS:

	Three Months Ended		Nine Months Ended
	September	October 1,	September	October 1,
	30, 2007	2006	30, 2007	2006
GAAP product and services gross margin	61.9%	69.3%	63.6%	68.2%

Non-cash stock compensation expense	1.2%	0.8%	1.2%	0.8%

Amortization of inventory revaluation costs	—	—	0.3%	—

Non-GAAP product and services gross margin (a)	63.1%	70.1%	65.1%	69.0%

(a)	Non-GAAP product and services gross margin excludes the effect of non-cash stock compensation expense and the amortization of inventory revaluation costs. Management regards non-GAAP product and services gross margin as a key measure of the effectiveness and efficiency of the Company’s manufacturing processes, product mix and the average selling prices of the Company’s products and services.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
(In thousands, except per share amounts)
The financial guidance provided below is an estimate based on information available as of October 23, 2007. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 31, 2006, the Company’s Form 10-Q for the quarter ended July 1, 2007 and the Company’s Form 10-Q for the quarter ended September 30, 2007 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Fiscal Year 2007 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$354-358 million			$354-358 million

Research and development expenses	$74-76 million	($10 million)	(a)	$64-66 million

Selling, general and administrative expenses	$98 - 100 million	($19 million)	(a)	$79-81 million

Net income (loss)	($271 - 269 million)	$340 million	(b)	$69-71 million

Diluted net income (loss) per share	($4.49 - 4.46)	$5.66	(b)	$ 1.17-1.20

Q4 2007 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$100-104 million			$100-104 million

Net income	$9-11 million	$10 million	(b)	$19-21 million

Diluted net income per share	$0.16-0.19	$0.16	(b)	$ 0.32-0.35

(a)	These adjustments reflect the estimated impact of non-cash stock compensation expense for fiscal year 2007.

(b)	These adjustments reflect the estimated impact on net income (loss) and diluted net income (loss) per share for fiscal year 2007 and Q4 2007 from the non-GAAP adjustments related to non-cash stock compensation expense, as well as the amortization of acquired intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and acquired in-process research and development expense related to the Company’s acquisition of Solexa, Inc. in January 2007.